Exhibit 10.2

Execution Version

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is dated as of May 22, 2023, and is made and entered into by NEXPOINT DIVERSIFIED REAL ESTATE TRUST, a Delaware statutory trust (the “Guarantor”), for the benefit of NEXBANK (“Lender”).

The Guarantor is entering into this Guaranty as a material inducement to and in consideration of the agreement by Lender to accept the terms of (i) that certain Loan Agreement by and between NEXPOINT DIVERSIFIED REAL ESTATE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“NXDTOP”), NEXPOINT REAL ESTATE CAPITAL, LLC, a Delaware limited liability company (“NREC”), and NEXPOINT REAL ESTATE OPPORTUNITIES, LLC, a Delaware limited liability company (“NREO,” jointly and severally with NXDTOP and NREC, the “Debtor”), and Lender, dated as of the date hereof (as amended, modified, or extended from time to time, the “Loan Agreement”), and (ii) the Loan Documents (as defined in the Loan Agreement) (collectively, as amended, modified, or extended from time to time, the “Loan Documents”). Capitalized terms used herein and not defined herein shall have the meanings given thereto in the Loan Agreement.

Guarantor absolutely and unconditionally guarantees full and punctual payment and satisfaction of all Indebtedness (hereinafter defined) of Debtor to Lender, including, without limitation, the Indebtedness required to be paid by Debtor in accordance with the terms of the Loan Documents whenever the same shall become due and payable, and the performance and discharge of all Debtor’s obligations under the Loan Documents. This is a guaranty of payment and performance and not of collection, so Lender can enforce this Guaranty against Guarantor even when Lender has not exhausted Lender’s remedies against anyone else obligated to pay the Indebtedness or against any collateral securing the Indebtedness, this Guaranty or any other guaranty of the Indebtedness. After the occurrence of an Event of Default, Guarantor will make any payments to Lender or its order, on demand, in legal tender of the United States of America, in same-day funds, without set-off or deduction or counterclaim, and will otherwise perform Debtor’s obligations under the Loan Documents. Under this Guaranty, except as otherwise provided herein, Guarantor’s liability is unlimited and Guarantor’s obligations are continuing.

The word “Indebtedness” as used in this Guaranty means all of the principal amount outstanding from time to time and at any one or more times, accrued unpaid interest thereon and all collection costs and legal expenses related thereto permitted by law, Lender’s reasonable attorneys’ fees, arising from any and all debts, liabilities and obligations of every nature or form, now existing or hereafter arising or acquired, that Debtor individually or collectively or interchangeably with others, owes or will owe Lender. “Indebtedness” includes, without limitation, loans, advances, debts, overdraft indebtedness, credit card indebtedness, lease obligations, liabilities and obligations under any interest rate protection agreements or foreign currency exchange agreements or commodity price protection agreements, other obligations, and liabilities of Debtor, and any present or future judgments against Debtor, future advances, loans or transactions that renew, extend, modify, refinance, consolidate or substitute these debts, liabilities and obligations whether: voluntary or involuntarily incurred; due or to become due by their terms or acceleration; absolute or contingent; liquidated or un-liquidated; determined or undetermined; direct or indirect; primary or secondary in nature or arising from a guaranty or surety; secured or unsecured; joint or several or joint and several; evidenced by a negotiable or non-negotiable instrument or writing; originated by Lender or another or others; barred or unenforceable against Debtor for any reason whatsoever; for any transactions that may be voidable for any reason (such as infancy, insanity, ultra vires or otherwise); and originated then reduced or extinguished and then afterwards increased or reinstated. If Lender presently holds one or more guaranties, or hereafter receives additional guaranties from Guarantor, Lender’s rights under all guaranties shall be cumulative. This Guaranty shall not (unless specifically provided below to the contrary) affect or invalidate any such other guaranties. Guarantor’s liability will be Guarantor’s aggregate liability under the terms of this Guaranty and any such other un-terminated guaranties.

THIS IS A “CONTINUING GUARANTY” UNDER WHICH GUARANTOR AGREES TO GUARANTEE THE FULL AND PUNCTUAL PAYMENT, PERFORMANCE AND SATISFACTION OF THE INDEBTEDNESS OF BORROWER TO LENDER, NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED, ON AN OPEN AND CONTINUING BASIS. ACCORDINGLY, ANY PAYMENTS MADE ON THE INDEBTEDNESS WILL NOT DISCHARGE OR DIMINISH GUARANTOR'S OBLIGATIONS AND LIABILITY UNDER THIS GUARANTY FOR ANY REMAINING AND SUCCEEDING INDEBTEDNESS EVEN WHEN ALL OR PART OF THE OUTSTANDING INDEBTEDNESS MAY BE A ZERO BALANCE FROM TIME TO TIME.

This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Debtor, and will continue in full force until all the Indebtedness incurred or contracted before receipt by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all of Guarantor’s other obligations under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor’s written notice of revocation must be delivered to Lender, in accordance with the notice provision of this Guaranty. Written revocation of this Guaranty will apply only to new Indebtedness created after actual receipt by Lender of Guarantor’s written revocation and Lender’s written acknowledgment of receipt. For this purpose and without limitation, the term “new Indebtedness” does not include the Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. For this purpose and without limitation, “new Indebtedness” does not include all or part of the Indebtedness that is: incurred by Borrower prior to revocation; incurred under a commitment that became binding before revocation; any renewals, extensions, substitutions, and modifications of the Indebtedness. This Guaranty shall bind Guarantor’s estate as to the Indebtedness created both before and after Guarantor’s death or incapacity, regardless of Lender’s actual notice of Guarantor's death. Subject to the foregoing, Guarantor’s executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation Lender receives from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. It is anticipated that fluctuations may occur in the aggregate amount of the Indebtedness covered by this Guaranty, and Guarantor specifically acknowledges and agrees that reductions in the amount of the Indebtedness, even to zero dollars ($0.00), shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantor’s heirs, successors and assigns so long as any of the Indebtedness remains unpaid and even though the Indebtedness may from time to time be zero dollars ($0.00).

Guarantor authorizes Lender, either before or after any revocation hereof, without notice or demand and without lessening or otherwise affecting Guarantor’s liability under this Guaranty, from time to time: (A) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Debtor, to lease equipment or other goods to Debtor, or otherwise to extend additional credit to Debtor; (B) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the Indebtedness; extensions may be repeated and may be for longer than the original loan term; (C) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (D) to release, substitute, agree not to sue, or deal with any one or more of Debtor’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) to determine how, when and what application of payments and credits shall be made on the Indebtedness; (F) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (G) to sell, transfer, assign or grant participations in all or any part of the Indebtedness; and (H) to assign or transfer this Guaranty in whole or in part.

Guarantor represents and warrants to, and covenants with, Lender that (A) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (B) this Guaranty is executed at Debtor’s request and not at the request of Lender, (C) Guarantor has full power, right and authority to enter into this Guaranty; (D) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor, (E) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein; (F) upon Lender’s request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information which currently has been, and all future financial information which will be provided to Lender is and will be true and correct in all material respects and fairly present Guarantor’s financial condition as of the dates the financial information is provided; (G) no material adverse change has occurred in Guarantor’s financial condition since the date of the most recent financial statements provided to Lender and no event has occurred which may materially adversely affect Guarantor's financial condition and Guarantor’s ability to perform its obligations under this Guaranty; (H) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened, except as may be disclosed in Guarantor’s financial statements furnished to Lender; (I) Lender has made no representation to Guarantor as to the creditworthiness of Debtor; (J) Guarantor has established adequate means of obtaining from Debtor on a continuing basis information regarding Debtor’s financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor's risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Debtor; (K) At the end of each fiscal quarter, Guarantor shall have Liquidity of no less than the Minimum Liquidity; (L) Beginning on September 30, 2023, and on the last day of each fiscal quarter thereafter (each, a “Measurement Date”) through and including the Measurement Date on June 30, 2024, Guarantor shall have a Debt Service Coverage Ratio of no less than 1.00:1.00 for the applicable Measurement Period ending on such Measurement Date. Beginning on September 30, 2024, and on each Measurement Date thereafter through and including the Maturity Date, Guarantor shall have a Debt Service Coverage Ratio of no less than 1.15:1.00 for the applicable Measurement Period ending on such Measurement Date; and (M) Beginning on September 30, 2023, and on each Measurement Date thereafter, Guarantor shall have a Debt to Equity Ratio of no less than 1.00:1.00 for the applicable Measurement Period ending on such Measurement Date. The failure of Guarantor to comply with Sub-Parens (K) – (M) shall constitute a default hereunder and under the other Loan Documents. Within sixty (60) days after the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2023, Guarantor shall deliver to Lender (i) verification of Guarantor's Liquidity, Debt Service Coverage Ratio, and Debt to Equity Ratio and compliance with these covenants in form and substance acceptable to Lender, in Lender's sole discretion, and (ii) quarterly consolidated financial statements of Guarantor certified by Guarantor, other than the fiscal quarter that ends on the fiscal year-end. Within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2023, Guarantor shall deliver to Lender an annual consolidated financial statement audited by a certified public accountant reasonably acceptable to Lender.

If an Event of Default has occurred and is continuing, Guarantor shall not make any payments or advances of any kind, directly or indirectly, on any debts and liabilities to Investment Advisor whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the “Other Claims”), including, but not limited to, the fees payable to Investment Advisor pursuant to the terms of the Investment Advisory Agreement.  All Other Claims, together with all Liens on assets securing the payment of all or any portion of the Other Claims, shall at all times during the continuance of an Event of Default be subordinated to and junior in right and in payment to the Obligations and all Liens on assets securing all or any portion of the Obligations.  Each Borrower agrees to take such actions as necessary to provide for such subordination between Guarantor and Investment Advisor, inter se, including but not limited to provisions for such subordination in the documents evidencing the Other Claims.

If any Event of Default has occurred and is continuing, Guarantor shall not make any distributions of any kind except for any distributions required to maintain its status as a Real Estate Investment Trust, as defined in the Internal Revenue Code Section 856.

Except as prohibited by applicable Law, Guarantor waives any right to require Lender (A) to continue lending money or to extend other credit to Debtor; (B) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Indebtedness or of any nonpayment related to any collateral, or notice of any action or non-action on the part of Debtor, Lender, any surety, endorser, or other guarantor in connection with the Indebtedness or in connection with the creation of new or additional loans or obligations; (C) to resort for payment or to proceed directly or at once against any person, including Debtor or any other guarantor; (D) to proceed directly against or exhaust any collateral held by Lender from Debtor, any other guarantor, or any other person; (E) to give notice of the terms, time, and place of any public or private sale of personal properly security held by Lender from Debtor or to comply with any other applicable provisions of the Uniform Commercial Code as in effect in the State of Texas; (F) to pursue any other remedy within Lender’s power; or (G) to commit any act or omission of any kind, or at any time, with respect to any matter whatsoever.

Guarantor waives all rights of Guarantor under Chapter 43 of the Texas Civil Practice and Remedies Code. Guarantor also waives any and all rights or defenses based on suretyship or impairment of collateral including, but not limited to, any rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Guarantor, before or after Lender's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (B) any election of remedies by Lender which destroys or otherwise adversely affects Guarantor’s subrogation rights or Guarantor’s rights to proceed against Debtor for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness; (C) any disability or other defense of Debtor, of any other guarantor, or of any other person, or by reason of the cessation of Debtor’s liability from any cause whatsoever, other than payment in full in legal tender, of the Indebtedness; (D) any right to claim discharge of the Indebtedness on the basis of unjustified impairment of any collateral for the Indebtedness; (E) any statute of limitations, if at any time any action or suit brought by Lender against Guarantor is commenced, there is outstanding Indebtedness which is not barred by any applicable statute of limitation; or (F) any defenses given to guarantors at law or in equity other than actual payment and performance of the Indebtedness. The obligations, covenants, agreements, and duties of the Guarantor under this Guaranty shall not be affected or impaired by any receivership, insolvency, bankruptcy, or similar proceedings affecting the Debtor or any of its assets; or by the release or discharge of the Debtor from the performance or observance of any agreement, covenant, term, or condition contained in the Loan Documents. If payment is made by Debtor, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment to Debtor’s trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of the enforcement of this Guaranty.

Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

To the extent permitted by applicable Law, Lender reserves a right of setoff in all Guarantor's accounts with Lender (whether checking, savings, or some other account). This includes all accounts with Lender which Guarantor holds jointly with someone else and all accounts Guarantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Guarantor authorizes Lender, to the extent permitted by applicable law, to hold funds in these accounts if there is an Event of Default, and in such event, Lender may apply the funds in these accounts to pay what Guarantor owes under the terms of this Guaranty.

Guarantor agrees that the Indebtedness, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against Debtor, whether or not Debtor becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Debtor, upon any account whatsoever, to any claim that Lender may now or hereafter have against Debtor. In the event of insolvency and consequent liquidation of the assets of Debtor, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Debtor applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness. Guarantor does hereby assign to Lender all claims which it may have or acquire against Debtor or against any assignee or trustee in bankruptcy of Debtor, provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Debtor to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender is hereby authorized, in the name of Guarantor, from time to time to file financing statements and continuation statements and to execute documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

This Guaranty shall be governed by the laws of the State of Texas, without giving effect to the principles of conflicts of law that would apply the laws of another jurisdiction.

This Guaranty, together with any Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

The Guarantor further agrees to pay Lender all costs and expenses paid or incurred by Lender to enforce the obligations of the Loan Documents, the other Indebtedness, and this Guaranty. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including Lender’s reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

Guarantor further agrees that Guarantor has read and fully understands the terms of this Guaranty. Guarantor has had the opportunity to be advised by Guarantor's attorney with respect to this Guaranty; the Guaranty fully reflects Guarantor’s intentions and parol evidence is not required to interpret the terms of this Guaranty. GUARANTOR HEREBY INDEMNIFIES AND HOLDS LENDER HARMLESS FROM ALL LOSSES, CLAIMS, DAMAGES, AND COSTS (INCLUDING LENDER'S REASONABLE ATTORNEYS’ FEES) SUFFERED OR INCURRED BY LENDER AS A RESULT OF ANY BREACH BY GUARANTOR OF THE WARRANTIES, REPRESENTATIONS AND AGREEMENTS OF THIS PARAGRAPH.

Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

Guarantor:	NexPoint Diversified Real Estate Trust 300 Crescent Court, Suite 700 Dallas, Texas 75201 Attn: Brian Mitts Email: bmitts@nexpoint.com

Lender:	NexBank 2515 McKinney Ave, Suite 1100 Dallas, TX 75201 Attention: Mike Mendelow; Jeff Kocher Telephone: 214-234-7283; 214-934-4722 Email: mike.mendelow@nexbank.com; jeff.kocher@nexbank.com

With a copy to:	Wick Phillips Gould & Martin, LLP 3131 McKinney Ave, Suite 500 Dallas, TX 75204 Attention: Isaac Brown Telephone: (214) 740-4037 Facsimile: (214) 692-6255 Email: isaac.brown@wickphillips.com

Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender to exercise any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender’s rights or of any of Guarantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

All the covenants, promises, and agreements contained in this Guaranty shall bind the Guarantor and his respective beneficiaries and personal representatives.

THE GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, THE GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH HEREIN. NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE.

THE GUARANTOR, AND BY ITS ACCEPTANCE HEREOF, LENDER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

GUARANTOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF DALLAS, COUNTY OF DALLAS AND STATE OF TEXAS, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS GUARANTY SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. GUARANTOR FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY TEXAS STATE OR UNITED STATES COURT SITTING IN THE CITY OF DALLAS AND COUNTY OF DALLAS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT THE ADDRESS INDICATED ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF GUARANTOR SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

[Signature page follows.]

IN WITNESS WHEREOF, this Guaranty is signed by Guarantor, as of the date first written above.

GUARANTOR

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, a Delaware statutory trust

By:	/s/ Matt McGraner
Name:	Matt McGraner
Title:	Authorized Signatory

[Guaranty Agreement]